UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 20, 2008

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On a February 20, 2008 investor relations conference call, Verizon Communications Inc. (Verizon) provided an update on the recently announced Verizon Wireless Nationwide Unlimited Anytime Minute Plans. Verizon indicated that there are currently approximately 305,000 single line customers, or 0.5% of its customer base, with monthly voice price plans in excess of $99.99 per month. The average monthly voice revenue for such customers is between $125 and $135 per month. Verizon believes that, over time, the reduced revenues from these higher value customers moving down to the unlimited plan will be more than offset by increased revenues as a result of customers moving up in value to the unlimited plan.

Attached as an exhibit is a summary of the voice pricing under the Verizon Wireless Nationwide Unlimited Anytime Minute Plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: February 21, 2008	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99	Summary of the voice pricing under the Verizon Wireless Nationwide Unlimited Anytime Minute Plans.